Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Dan Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gcu.edu

Media Contact:

Bob Romantic

Grand Canyon Education, Inc.

602-639-7611

Bob.romantic@gcu.edu

GRAND CANYON EDUCATION, INC. REPORTS

FIRST QUARTER 2015 RESULTS

ARIZONA, April 29, 2015—Grand Canyon Education, Inc. (NASDAQ: LOPE), a comprehensive regionally accredited university that offers over 160 graduate and undergraduate degree programs across eight colleges both online and on ground at our 200+ acre campus in Phoenix, Arizona, today announced financial results for the quarter ended March 31, 2015.

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Grand Canyon Education, Inc. Reports First Quarter 2015 Results

For the three months ended March 31, 2015:

•	Net revenue increased 15.9% to $194.1 million for the first quarter of 2015, compared to $167.4 million for the first quarter of 2014.

•	End-of-period enrollment increased 12.9% to 69,552 at March 31, 2015, from 61,601 at March 31, 2014, as ground enrollment increased 25.3% to 12,102 at March 31, 2015, from 9,657 at March 31, 2014 and online enrollment increased 10.6% to 57,450 at March 31, 2015, from 51,944 at March 31, 2014.

•	Operating income for the first quarter of 2015 was $56.0 million, an increase of 28.9% as compared to $43.4 million for the same period in 2014. The operating margin for the first quarter of 2015 was 28.8%, compared to 25.9% for the same period in 2014.

•	Adjusted EBITDA increased 24.7% to $66.9 million for the first quarter of 2015, compared to $53.7 million for the same period in 2014.

•	The tax rate in the first quarter of 2015 was 38.8% compared to 38.9% in the first quarter of 2014.

•	Net income increased 30.0% to $34.2 million for the first quarter of 2015, compared to $26.3 million for the same period in 2014.

•	Diluted net income per share was $0.72 for the first quarter of 2015, compared to $0.56 for the same period in 2014.

Balance Sheet and Cash Flow

The University financed its operating activities and capital expenditures during the three months ended March 31, 2015 and 2014 primarily through cash provided by operating activities. Our unrestricted cash, cash equivalents and investments were $187.2 million and $166.0 million at March 31, 2015 and December 31, 2014, respectively. Our restricted cash, cash equivalents and investments at March 31, 2015 and December 31, 2014 were $57.9 million and $67.8 million, respectively.

The University generated $68.2 million in cash from operating activities for the three months ended March 31, 2015 compared to $53.7 million for the three months ended March 31, 2014. The increase in cash generated from operating activities between the three months ended March 31, 2014 and the three months ended March 31, 2015 is primarily due to increased net income and the timing of income tax related payments, deferred revenue and changes in our working capital.

Net cash used in investing activities was $46.0 million and $76.3 million for the three months ended March 31, 2015 and 2014, respectively. Our cash used in investing activities was primarily related to the purchase of short-term investments and capital expenditures. Purchases of short-term investments net of proceeds of these investments was $0.2 million and $49.0 million during the three months ended March 31, 2015 and 2014, respectively. Capital expenditures were $45.7 million and $27.2 million for the three months ended March 31, 2015 and 2014, respectively. In 2015, capital expenditures primarily consisted of ground campus building projects such as the construction of four additional dormitories, an additional classroom building for our College of Science, Engineering and Technology and a new parking structure to support our growing traditional student enrollment as well as purchases of computer equipment, other internal use software projects and furniture and equipment to support our increasing employee headcount. In 2014, capital expenditures primarily consisted of ground campus building projects such as the construction of an additional classroom building, additional residence halls, and the expansion of our arena to support our growing traditional student enrollment as well as purchases of computer equipment, other internal use software projects and furniture and equipment to support our increasing employee headcount.

Net cash used in financing activities was $1.3 million for the three months ended March 31, 2015. Net cash provided by financing activities was $5.9 million for the three months ended March 31, 2014. During the three-month period for 2015, proceeds from the exercise of stock options of $1.7 million and excess tax benefits from share-based compensation of $2.8 million were offset by $4.2 million used to purchase common shares withheld in lieu of income taxes resulting from restricted share awards and principal payments on notes payable and capital leases totaling $1.7 million. During the three-month period for 2014, proceeds from the exercise of stock options of $5.4 million and excess tax benefits from share-based compensation of $6.4 million were partially offset by $3.6 million used to purchase common shares withheld in lieu of income taxes resulting from restricted share awards, and $0.6 million used to purchased treasury stock in accordance with the University’s share repurchase program and principal payments on notes payable and capital leases totaling $1.7 million.

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Grand Canyon Education, Inc. Reports First Quarter 2015 Results

2015 Outlook by Quarter

Q2 2015:	Net revenue of $172.8 million; Target Operating Margin 23.5%; Diluted EPS of $0.52 using 47.7 million diluted shares; student counts of 62,500
Q3 2015:	Net revenue of $193.3 million; Target Operating Margin 26.6%; Diluted EPS of $0.65 using 47.9 million diluted shares; student counts of 75,600
Q4 2015:	Net revenue of $211.9 million; Target Operating Margin 28.9%; Diluted EPS of $0.77 using 48.1 million diluted shares; student counts of 75,200

Full Year 2015:	Net revenue of $772.1 million; Target Operating Margin 27.1%; Diluted EPS of $2.66 using 47.7 million diluted shares

Forward-Looking Statements

This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: projections, predictions, expectations, estimates, and forecasts as to our business, financial and operating results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: our failure to comply with the extensive regulatory framework applicable to our industry, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; the ability of our students to obtain federal Title IV funds, state financial aid, and private financing; risks associated with changes in applicable federal and state laws and regulations and accrediting commission standards, including pending rulemaking by the Department of Education; potential damage to our reputation or other adverse effects as a result of negative publicity in the media, in the industry or in connection with governmental reports or investigations or otherwise, affecting us or other companies in the for-profit postsecondary education sector; our ability to properly manage risks and challenges associated with potential acquisitions of, or investments in, new businesses, acquisitions of new properties, or the expansion of our campus to new locations; our ability to hire and train new, and develop and train existing, faculty and employees; the pace of growth of our enrollment; our ability to convert prospective students to enrolled students and to retain active students; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis; industry competition, including competition for qualified executives and other personnel; risks associated with the competitive environment for marketing our programs; failure on our part to keep up with advances in technology that could enhance the online experience for our students; the extent to which obligations under our loan agreement, including the need to comply with restrictive and financial covenants and to pay principal and interest payments, limits our ability to conduct our operations or seek new business opportunities; our ability to manage future growth effectively; general adverse economic conditions or other developments that affect job prospects in our core disciplines; and other factors discussed in reports on file with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Grand Canyon Education, Inc. Reports First Quarter 2015 Results

Conference Call

Grand Canyon Education, Inc. will discuss its first quarter 2015 results and 2015 outlook during a conference call scheduled for today, April 29, 2015 at 4:30 p.m. Eastern time (ET). To participate in the live call, investors should dial 877-577-1769 (domestic and Canada) or 706-679-7806 (international), passcode 19605453 at 4:25 p.m. (ET). The Webcast will be available on the Grand Canyon Education, Inc. Web site at www.gcu.edu.

A replay of the call will be available approximately two hours following the conclusion of the call, at 855-859-2056 (domestic) or 404-537-3406 (international), passcode 19605453. It will also be archived at www.gcu.edu in the investor relations section for 60 days.

About Grand Canyon Education, Inc.

Grand Canyon Education, Inc. is a comprehensive regionally accredited university that offers over 160 graduate and undergraduate degree programs across eight colleges both online and on ground at our 200+ acre campus in Phoenix, Arizona, and at facilities we lease and at facilities owned by third party employers. Our undergraduate programs are designed to be innovative and meet the future needs of employers while providing students with the needed critical thinking and effective communication skills developed through a Christian, liberal arts foundation. Approximately 69,600 students were enrolled as of March 31, 2015. For more information about Grand Canyon Education, Inc., please visit http://www.gcu.edu.

Grand Canyon Education, Inc. is regionally accredited by The Higher Learning Commission, Grand Canyon University, 3300 W. Camelback Road, Phoenix, AZ 85017, www.gcu.edu.

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Grand Canyon Education, Inc. Reports First Quarter 2015 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended March 31,
	2015	2014
(In thousands, except per share data)
Net revenue	$194,127	$167,432
Costs and expenses:
Instructional costs and services	78,687	70,678
Admissions advisory and related, including $505 and $805 to related parties for the three months ended March 31, 2015 and 2014, respectively	28,333	26,261
Advertising	20,031	16,712
Marketing and promotional	1,694	1,791
General and administrative	9,396	8,554

Total costs and expenses	138,141	123,996

Operating income	55,986	43,436
Interest expense	(375)	(523)
Interest and other income	257	137

Income before income taxes	55,868	43,050
Income tax expense	21,689	16,762

Net income	$34,179	$26,288

Earnings per share:
Basic income per share	$0.75	$0.58

Diluted income per share	$0.72	$0.56

Basic weighted average shares outstanding	45,789	45,205

Diluted weighted average shares outstanding	47,201	46,841

Grand Canyon Education, Inc. Reports First Quarter 2015 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA

Adjusted EBITDA is defined as net income plus interest expense net of interest income, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) the amortization of prepaid royalty payments recorded in conjunction with a settlement of a dispute with our former owner; (ii) contributions to Arizona school tuition organizations in lieu of the payment of state income taxes; (iii) share-based compensation and (iv) one-time, unusual charges or gains, such as litigation and regulatory reserves, impairment charges and asset write-offs, exit or lease termination costs. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA, and our loan agreement requires us to comply with covenants that include performance metrics substantially similar to Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Royalty expenses paid to our former owner, contributions made to Arizona school tuition organizations in lieu of the payment of state income taxes, share-based compensation, one time unusual charges or gains such as estimated litigation and regulatory reserves, exit costs, contract and lease termination fees are not considered reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of our liquidity. Some of these limitations are that it does not reflect:

•	cash expenditures for capital expenditures or contractual commitments;

•	changes in, or cash requirement for, our working capital requirements;

•	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

•	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA as a supplemental performance measure.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended March 31,
	2015	2014
	(Unaudited, in thousands)
Net income	$34,179	$26,288
Plus: interest expense net of interest income	118	386
Plus: income tax expense	21,689	16,762
Plus: depreciation and amortization	8,080	6,855

EBITDA	64,066	50,291

Plus: royalty to former owner	74	74
Plus: prepaid royalty impairment and fixed asset write-offs	—	1,087
Plus: estimated litigation and regulatory reserves	191	27
Plus: share-based compensation	2,603	2,204

Adjusted EBITDA	$66,934	$53,683

Grand Canyon Education, Inc. Reports First Quarter 2015 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

(In thousands, except par value)	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS:
Current assets
Cash and cash equivalents	$86,156	$65,238
Restricted cash, cash equivalents and investments	57,875	67,840
Investments	101,015	100,784
Accounts receivable, net	6,689	7,605
Deferred income taxes	6,106	6,149
Other current assets	20,240	19,429

Total current assets	278,081	267,045
Property and equipment, net	527,729	478,170
Prepaid royalties	3,577	3,650
Goodwill	2,941	2,941
Other assets	3,242	3,907

Total assets	$815,570	$755,713

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$34,316	$22,715
Accrued compensation and benefits	18,216	23,995
Accrued liabilities	14,804	13,533
Income taxes payable	15,544	4,906
Student deposits	58,949	69,584
Deferred revenue	53,407	36,868
Due to related parties	420	403
Current portion of capital lease obligations	92	91
Current portion of notes payable	6,618	6,616

Total current liabilities	202,366	178,711
Capital lease obligations, less current portion	383	406
Other noncurrent liabilities	4,245	4,513
Deferred income taxes, noncurrent	17,166	15,974
Notes payable, less current portion	78,221	79,877

Total liabilities	302,381	279,481

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 50,164 and 49,746 shares issued and 47,068 and 46,744 shares outstanding at March 31, 2015 and December 31, 2014, respectively	502	497
Treasury stock, at cost, 3,096 and 3,002 shares of common stock at March 31, 2015 and December 31, 2014, respectively	(57,948)	(53,770)
Additional paid-in capital	165,734	158,549
Accumulated other comprehensive loss	(269)	(35)
Retained earnings	405,170	370,991

Total stockholders’ equity	513,189	476,232

Total liabilities and stockholders’ equity	$815,570	$755,713

Grand Canyon Education, Inc. Reports First Quarter 2015 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(In thousands)	2015	2014
Cash flows provided by operating activities:
Net income	$34,179	$26,288
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	2,603	2,204
Excess tax benefits from share-based compensation	(2,816)	(6,419)
Provision for bad debts	3,968	3,795
Depreciation and amortization	8,154	6,929
Deferred income taxes	1,001	1,150
Prepaid royalty impairment	—	966
Other	—	121
Changes in assets and liabilities:
Restricted cash, cash equivalents and investments	9,965	13,534
Accounts receivable	(3,052)	(3,962)
Prepaid expenses and other	(283)	957
Due to/from related parties	17	62
Accounts payable	(165)	(1,702)
Accrued liabilities and employee related liabilities	(4,526)	(6,419)
Income taxes receivable/payable	13,508	15,104
Deferred rent	(268)	(260)
Deferred revenue	16,539	13,884
Student deposits	(10,635)	(12,561)

Net cash provided by operating activities	68,189	53,671

Cash flows used in investing activities:
Capital expenditures	(45,737)	(27,214)
Purchases of investments	(10,710)	(62,711)
Proceeds from sale or maturity of investments	10,479	13,665

Net cash used in investing activities	(45,968)	(76,260)

Cash flows (used in) provided by financing activities:
Principal payments on notes payable and capital lease obligations	(1,676)	(1,672)
Repurchase of common shares including shares withheld in lieu of income taxes	(4,178)	(4,243)
Excess tax benefits from share-based compensation	2,816	6,419
Net proceeds from exercise of stock options	1,735	5,390

Net cash (used in) provided by financing activities	(1,303)	5,894

Net increase (decrease) in cash and cash equivalents	20,918	(16,695)
Cash and cash equivalents, beginning of period	65,238	55,824

Cash and cash equivalents, end of period	$86,156	$39,129

Supplemental disclosure of cash flow information
Cash paid for interest	$386	$535
Cash paid for income taxes	$6,800	$372
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$17,611	$5,438
Tax benefit of Spirit warrant intangible	$65	$65
Shortfall tax expense from share-based compensation	$11	$9

Grand Canyon Education, Inc. Reports First Quarter 2015 Results

The following is a summary of our student enrollment at March 31, 2015 and 2014 by degree type and by instructional delivery method:

	2015(1)		2014(1)
	# of Students	% of Total	# of Students	% of Total
Graduate degrees(2)	27,767	39.9%	23,770	38.6%
Undergraduate degree	41,785	60.1%	37,831	61.4%

Total	69,552	100.0%	61,601	100.0%

	2015(1)		2014(1)
	# of Students	% of Total	# of Students	% of Total
Online(3)	57,450	82.6%	51,944	84.3%
Ground(4)	12,102	17.4%	9,657	15.7%

Total	69,552	100.0%	61,601	100.0%

(1)	Enrollment at March 31, 2015 and 2014 represents individual students who attended a course during the last two months of the calendar quarter. Included in enrollment at March 31, 2015 and 2014 are students pursuing non-degree certificates of 864 and 801, respectively.
(2)	Includes 5,792 and 4,619 students pursuing doctoral degrees at March 31, 2015 and 2014, respectively.
(3)	As of March 31, 2015 and 2014, 46.6% and 44.0%, respectively, of our working adult students (online and professional studies students) were pursuing graduate degrees.
(4)	Includes both our traditional on-campus ground students, as well as our professional studies students.